UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 11, 2008

Commission File Number: 000-27713

LITEWAVE CORP.

 (Exact name of registrant as specified in its charter)

Nevada, U.S.A.                                         95-4763671

(State or other jurisdiction of                  (I.R.S. Employer

incorporation or organization)               Identification No.)

1620 West 8th Avenue, Suite 300

Vancouver, B.C. V6J 1V4 Canada

(Address of principal executive offices)

Phone: (604) 675-7637              Fax: (604) 676-2738

(Issuer's telephone number, including area code)

Item 5.02

Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

    On December 11, 2008, Robert Cairns resigned from his position as Chief Operating Officer of Litewave Corp. (the “Company”).  This resignation was accepted by the Company’s Board of Directors and was not the result of any disagreements, of any kind, between Mr. Cairns and the Company.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2008

LITEWAVE CORP.

/s/ Harvey Lawson

Harvey Lawson

Secretary, Director

/s/ Ian Lambert

Ian Lambert

President, Director